Exhibit 99. 2

AMERICAN FINANCIAL GROUP, INC.

3-for-2 Stock Split

Effective December 15, 2006

Frequently Asked Questions (FAQs)

Introduction

The Board of Directors of American Financial Group, Inc. (AFG) has approved a 3-for-2 split of AFG's common shares. As a result of the stock split, on December 15, 2006, one additional common share will be issued for every two common shares held by shareholders of record as of close of business on November 30, 2006. To assist our shareholders in their understanding of the stock split, we have provided answers to the following frequently asked questions (FAQs).

The 3-for-2 Stock Split

How does a 3-for-2 stock split actually work?

A 3-for-2 split means the investor will have one and one half times as many shares as the investor had before the split, with each share having a value of two-thirds of the pre-split market price. For example: if an investor owned 100 shares of AFG and the market price was $48.00 per share, that investor's total value was $4,800. After the split, the investor would have 150 shares of stock with a market price of $32.00 per share. The investor's total investment value in AFG would remain the same, $4,800.

  Why did AFG decide to split the stock?

The decision to split the stock was made by AFG's Board of Directors based on a number of factors including the decision to make the stock more accessible to a broader range of investors who share our long-term view of AFG's growth opportunities. The stock split also reflects the confidence of the Board and management in the Company's long-term business and financial outlook, and their continued focus on increasing shareholder value.

  What are the important dates related to AFG's December 2006 stock split?

There are several key dates.

  The Record Date - November 30, 2006 - This determines which shareholders are entitled to receive additional shares as a result of the stock split;

  The Payment Date - December 15, 2006 - The date when shareholders are issued their stock split shares; and

  The Ex-split Date - December 18, 2006 - The date when AFG common shares begin trading on the New York Stock Exchange (NYSE) and Nasdaq Global Select Market at the new split-adjusted price.

How will the Stock Split Affect Shareholders?

  I am a registered shareholder. How will the stock split affect my holdings?

Registered shareholders will have their holdings automatically adjusted by recording the additional shares of stock to the shareholder in the Direct Registration System (book-entry form). AFG's transfer agent will mail a statement (called an "Advice") reflecting the split to the shareholder address on file. Any future sale of the shares resulting from the split will require coordination through the shareholder's broker. Any future transfer or conversion of the additional shares from book-entry form to certificate form will require coordination with AFG's transfer agent. Please see the topic "Direct Registration System (DRS)" below for more information concerning book-entry of shares.

My shares are held in "street name" with my broker. Do I have to do anything regarding my stock?

Most shareholders have their stock held in "street name" with a broker. The brokerage community will be notified of the stock split information by AFG's stock transfer agent and brokers will adjust client holdings on the payment date. You need to take no action except monitor that the change occurred, usually by reviewing the brokerage statement following the payable date of the split.

I hold shares in the AFG Dividend Reinvestment Plan (DRIP) or AFG Employee Stock Purchase Plan (ESPP). How will the stock split affect these holdings?

Participants in the AFG DRIP and the AFG ESPP will have their holdings automatically adjusted by the plan administrators. Future statements will reflect the issuance of shares in the stock split.

What will happen to the dividend?

The Board of Directors has also approved an increase in the company's annual cash dividend from $.55 to $.60 per share of common stock, on a pre-split basis. The increased dividend, when declared, will be paid on a post-split, quarterly basis of $.10 per share of common stock beginning in January of 2007.

Trading in AFG Shares

Can I trade shares between the record date and the payable date?

From the record date to the payment date, two separate markets may exist for AFG common stock on the NYSE and Nasdaq. The "regular way" market continues to trade at the higher, pre-split price. Since sellers in the "regular way" market will receive full value for the shares they sell, they are not entitled to the split shares they will receive by virtue of their being holders on the Record Date, accordingly, they transfer their rights to the split shares to their buyers by means of "due bills." Shareholders may alternatively want to sell only the "new" split shares while retaining the old shares; this would be accomplished in a "when issued" market at the post-split price.

Will there be a "when issued" market for the split shares?

It is expected that the NYSE and Nasdaq will authorize a when issued market for the new split shares if a demand for such trading develops. If a when issued market is authorized, it will likely begin two trading days prior to the November 30, 2006 record date. Trading in the when issued market will reflect the anticipated split value of AFG shares. AFG has no involvement in when issued trading. Shareholders should check with their broker if interested in when issued trading.

Certain Tax Matters

Since regular cash dividends are taxable as regular income, will the stock split be taxable as well?

Under current federal income tax law, the stock split does not result in a capital gain or loss or receipt of ordinary income to shareholders. The total tax basis will not change and the tax basis of each share of common stock held as a result of the split would be equal to two-thirds of the tax basis of a corresponding share held immediately prior to the split. For example: if an investor owned 100 shares of AFG with a tax basis of $24.00 per share ($2,400 in the aggregate), after the split, the investor's tax basis in the resulting 150 shares would be $16.00 per share ($2,400 in the aggregate).

For capital gain purposes, the holding period of each share received as a result of the split will be the same as the holding period of its corresponding shares held immediately before the spilt. Notwithstanding the above summary, shareholders are encouraged to consult their own tax advisor with respect to any individual tax implications of the stock split to such shareholder.

AFG Financial Reporting Matters

How will this affect AFG's earnings per share and financial reporting?

AFG's per-share calculations will reflect the new split for all values. Historical amounts included in the 2006 annual report and Form 10-K will be adjusted to reflect the stock split. By way of example, AFG's net earnings for the first nine months of 2006 were $3.96 per share; such earnings would be recast to $2.64 per share post-split.

Direct Registration System (DRS)

What is the Direct Registration System (DRS)?

The Direct Registration System (DRS) is a method of recording shares of stock in book-entry form. Book-entry means the Company's transfer agent (American Stock Transfer & Trust Company) maintains your shares on your behalf without the need for physical share certificates. Shares held in uncertificated book-entry form have the same rights and privileges as shares held in certificate form.

What are the benefits of DRS?

Holding shares in book-entry form through DRS has the following benefits:

    It helps reduce the risks and costs associated with storing share certificate(s) and replacing lost or stolen certificate(s).

    It enables electronic share transactions between your broker/dealer and the Company's transfer agent.

    It reduces the overall administrative costs to the Company and its shareholders.

Can I send other AFG share certificates for safekeeping in my DRS account?

You may choose to deposit other AFG share certificates into book-entry form for safekeeping at any time. Simply return your certificates and a letter of instruction to the Company's Transfer Agent either by registered or certified mail, return receipt requested and insured. We recommend that you do not endorse your certificates. Since the method of delivery of all documents and certificates is at your risk, we strongly recommend that you insure your package for two percent (2%) of the current market value of the shares, which is the cost of a bond to have your certificates replaced if they are lost or stolen. A DRS Transaction Advice will be mailed to you upon receipt and processing of your certificates.

Can I get a share certificate for my book-entry shares?

You may request a share certificate for all or a portion of your DRS book-entry shares of AFG at any time. To request a certificate, you should contact the Company's transfer agent as detailed below. A certificate will be mailed to you.

How do I transfer my shares to or from my brokerage account or sell my shares?

You may elect to deposit your shares in AFG's dividend reinvestment plan and then sell the shares through the plan. To do so, please write to the Company's Transfer Agent and indicate that you would like to move your shares from DRS and sell them through the plan.

If you wish to transfer your shares to your brokerage account, whether or not you plan to sell your shares, contact your broker and provide him or her with your DRS account information (which appears on the Transaction Advice you will receive when you become a participant in DRS). Your broker will then electronically initiate the transfer of your book-entry shares based on your instructions.

How do I transfer shares held through DRS to a new owner?

You may transfer shares to a new owner by contacting the Transfer Agent. Your instruction must include a Medallion Signature Guarantee. More detailed instructions on transfer requirements are available at www.amstock.com/shareholder/sh_transfinst.asp

What happens to my dividends if I hold my shares in DRS book-entry form?

If you hold your shares in DRS, you have the same choices as to how to receive your dividends as a shareholder who holds a certificate. Please contact the Transfer Agent if you have questions about the payment of dividends.

What will it cost me to hold my shares through DRS?

You will not be charged by AFG or its transfer agent for holding your shares of AFG common stock through DRS. You should contact your brokerage firm to determine its fees if you transfer your shares to or sell your shares through your brokerage account.

What is a Medallion Signature Guarantee and how do I obtain one?

A Medallion Signature Guarantee is a statement (stamp and signature) given by a financial institution such as a commercial bank, credit union, brokerage firm, etc., that is a member of the Securities Transfer Association Medallion Program (STAMP), New York Stock Exchange Program or Stock Exchange Medallion Program (SEMP, MSP). The Medallion Program is not a notarization. To obtain a Medallion Signature Guarantee, please visit a financial institution that participates in the Medallion Program.

AFG's Stock Transfer Agent; Additional Information

 Who is AFG's transfer agent?

AFG's stock transfer agent is American Stock Transfer & Trust Company (AST). AST can be reached at:

American Stock Transfer & Trust Company

Shareholder Services

6201 15th Avenue

Brooklyn, NY 11219

Toll-free: 1-866-668-6550 (US and Canada)

International: 1-718-921-8346 (for outside US and Canada)

http://www.amstock.com

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